UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006

LEXAR MEDIA, INC.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31103 (Commission File Number)	33-0723123 (IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 413-1200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02

Item 1.01. Entry into a Material Definitive Agreement.
     On January 4, 2006, Lexar Media, Inc. (“Lexar”) announced that it had hired Mark Adams to be its Chief Operating Officer. Pursuant to the terms of his offer letter, Mr. Adams will receive an annual salary of $250,000 and is eligible to participate in Lexar’s MBO based incentive plan, providing Mr. Adams with the potential of earning up to an additional 60% of his base salary upon achievement of mutually agreed upon objectives.
     Lexar has agreed to grant Mr. Adams options to purchase 300,000 shares of common stock, with Mr. Adams to receive an option to purchase 100,000 shares of common stock on his first day of employment or shortly thereafter and an additional option to purchase 200,000 shares of common stock within three months of his first day of employment. The options will vest over a period of four years, with 25% of the shares vesting on the first anniversary of his hire date, and 1/36th of the remaining shares vesting each month thereafter during his employment. However, in the event of a change of control of Lexar, 25% of the unvested shares subject to these option grants will immediately vest if Mr. Adams continues in the employment of the acquiring company, and an additional 25% (making 50% in total) of the unvested shares will immediately vest if Mr. Adams is terminated without cause within one year of the change of control. In addition, if during the first year of Mr. Adams’ employment a change of control of Lexar occurs and his vested options upon such change in control do not represent at least $200,000 of gain to him, Lexar will pay Mr. Adams an amount required to provide him with a total gain of $200,000.
     In the event that Lexar terminates Mr. Adams employment other than for cause, he will be entitled to receive up to nine months of his salary, payable for up to nine months or until he commences new full-time employment, whichever comes first.
     A copy of Mr. Adams’ offer letter is filed as Exhibit 99.01 and a copy of the press release announcing Mr. Adams’ hiring is filed as Exhibit 99.02 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As discussed in Item 1.01 above, on January 4, 2006, Lexar announced that it had hired Mark Adams, age 41, to be its Chief Operating Officer.
     Prior to joining Lexar, Mr. Adams was Vice President of Sales & Marketing at Creative Labs, Inc., a worldwide leader in digital entertainment products. From March 2000 to December 2002, Mr. Adams was Chief Executive Officer of Coresma Inc., a designer and marketer of broadband access systems and consumer premise devices for cable networks. From April 1999 to March 2000, Mr. Adams was Vice President of Sales for Creative Labs.
     The contents of Item 1.01 are incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits
          (c)     Exhibits

Exhibit No.	Description of Exhibit

99.01	Offer Letter for Mark Adams
99.02	Press release dated January 4, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: January 4, 2006	By:	/s/ Eric B. Stang
Eric B. Stang
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.01	Offer Letter for Mark Adams
99.02	Press release dated January 4, 2006